Exhibit 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

CONTACT:
Cheniere Energy, Inc.
David Castaneda
Vice President, Investor Relations
713-265-0202

Cheniere Energy Chairman to Present at the
Bank of America 2005 Energy Conference

Houston, Texas - November 11, 2005 - Cheniere Energy, Inc. (AMEX: LNG) announced today that the company’s Chairman & CEO, Charif Souki, will make a presentation on behalf of the company at the Bank of America 2005 Energy Conference in Boca Raton, Florida, on Monday, November 14, 2005, at 2:40 p.m. Eastern.

Interested parties can listen to the audio presentation live over the Internet via Cheniere Energy’s Web site, www.cheniere.com. Registration is recommended at least 15 minutes prior to commencement to allow for time to download and install any necessary audio software. The company’s updated slide presentation that will accompany Mr. Souki’s presentation will also be available for viewing at www.cheniere.com under Latest News and Events, 2005 Energy Conference Presentation, and will be included in a current report on Form 8-K.

A replay of the presentation will be available through December 2, 2005.

Cheniere Energy, Inc. is a Houston based energy company engaged in developing LNG receiving terminals and Gulf of Mexico Exploration & Production. Cheniere is building a 100% owned Gulf Coast LNG receiving terminal near Sabine Pass in Cameron Parish, LA and developing 100% owned Gulf Coast LNG receiving terminals near Corpus Christi, TX, and near the Creole Trail in Cameron Parish, LA. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is building an LNG receiving terminal in Freeport, Texas. Cheniere explores for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

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